As filed with the Securities and Exchange Commission on June 30, 1999
                                                    Registration No. 33-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MENTOR GRAPHICS CORPORATION
                 (Exact name of issuer as specified in charter)

                                 ---------------

               Oregon                                      93-0786033
    (State or other jurisdiction of                       (IRS Employer
     incorporation or organization)                     Identification No.)

        8005 SW Boeckman Road
         Wilsonville, Oregon                                97070-7777
(Address of principal executive offices)                    (Zip Code)


               Mentor Graphics Corporation 1982 Stock Option Plan
                            (Full title of the plan)

                                 ---------------

                                  DEAN M. FREED
                       Vice President and General Counsel
                           Mentor Graphics Corporation
                              8005 SW Boeckman Road
                         Wilsonville, Oregon 97070-7777
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (503) 685-7000

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                                    Copy to:
                                 STUART CHESTLER
                                 Stoel Rives LLP
                               900 SW Fifth Avenue
                           Portland, Oregon 97204-1268

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                         CALCULATION OF REGISTRATION FEE

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                                         Proposed      Proposed        Amount
  Title of                               Maximum       Maximum         of
  Securities        Amount               Offering      Aggregate       Regis-
  to Be             to Be                Price Per     Offering        tration
  Registered        Registered           Share (1)     Price(1)        Fee
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  Common Stock,
  without par
  value             3,000,000 Shares     $12.3125      $36,937,500     $10,269
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The calculation of the registration fee is based on $12.3125, which was the average of the high and low prices of the Common Stock on June 29, 1999 as reported in The Wall Street
Journal for NASDAQ National Market Issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ----------------------------------------

          The following documents filed by Mentor Graphics Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          --------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

          Article V of the Company's Bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (the "Act"). The effects of Article V are summarized as follows:

     (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the persons concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

     (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) The Company is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the Company will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

     (e) The Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

     (f) The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

          The Company has also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Company to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

Item 7.   Exemption From Registration Claimed.
          ------------------------------------

          Not Applicable.

Item 8.   Exhibits.
          ---------

   4.A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-3 (Registration No. 33-23024) and Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (SEC File No. 000-13442).

   4.B. Bylaws of the Company. Incorporated by reference to Exhibit 3C to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (SEC File No. 000-13442).

   4.C. Rights Agreement, dated as of February 10, 1999, between the Company and American Stock, Transfer & Trust Co. Incorporated by reference to Exhibit

          4.1 to the Company's Current Report on Form 8-K filed on February 19, 1999 (SEC File No. 000- 13442).

   5.     Opinion of Counsel.

   23.    Consent of Accountants.

   24.    Powers of Attorney.


Item 9.   Undertakings.
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     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on this 30th day of June, 1999.

                                       MENTOR GRAPHICS CORPORATION



                                       By DEAN M. FREED
                                          --------------------------------------
                                          Dean M. Freed, Vice President and
                                          General Counsel


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 30, 1999 in the capacities indicated.

              Signature                         Title
              ---------                         -----

(1)  Principal Executive Officer:

    *WALDEN C. RHINES                  President, Chief
     -----------------------------     Executive Officer and
     Walden C. Rhines                  Director

(2)  Principal Financial Officer:

    *GREGORY K. HINCKLEY               Executive Vice President,
     -----------------------------     Chief Operating Officer
     Gregory K. Hinckley               and Chief Financial Officer

(3)  Principal Accounting Officer:

    *ANTHONY B. ADRIAN                 Vice President, Corporate
     -----------------------------     Controller
     Anthony B. Adrian

(4)  Directors:

    *MARSHA B. CONGDON                 Director
     -----------------------------
     Marsha B. Congdon

    *JAMES R. FIEBIGER                 Director
     -----------------------------
     James R. Fiebiger


    *DAVID A. HODGES                   Director
     -----------------------------
     David A. Hodges


    *FONTAINE K. RICHARDSON            Director
     -----------------------------
     Fontaine K. Richardson


    *JON A. SHIRLEY                    Director
     -----------------------------
     Jon A. Shirley


*By DEAN M. FREED
    -------------------------------
    Dean M. Freed, Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
 Number       Document Description
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   4A.        Restated Articles of Incorporation of the Company, as amended.
              Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-3 (Registration No. 33-23024) and
              Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (SEC File No. 000-13442).

   4B. Bylaws of the Company. Incorporated by reference to Exhibit 3C to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (SEC File No. 000-13442).

   4C. Rights Agreement, dated as of February 10, 1999, between the Company and American Stock, Transfer & Trust Co. Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 19, 1999 (SEC File No. 000- 13442).

   5.         Opinion of Counsel.

   23.        Consent of Accountants.

   24.        Powers of Attorney.